Exhibit 99.1
FOR IMMEDIATE RELEASE

VEREIT® Announces Third Quarter 2018 Operating Results
Continues to Maintain Liquid and Flexible Balance Sheet
Increases Duration With $550 Million Bond Issuance in October

Phoenix, AZ, November 6, 2018 -- VEREIT, Inc. (NYSE: VER) (“VEREIT” or the “Company”) announced today its operating results for the three months ending September 30, 2018.

The financial results below reflect continuing operations only.

Third Quarter 2018 Highlights

•	Net loss of $(73.9) million and net loss per diluted share of $(0.09)

•	Achieved $0.18 AFFO per diluted share

•	Completed $98.6 million of acquisitions and $191.0 million of dispositions

•	Decreased Debt from $6.04 billion to $5.95 billion; Net Debt decreased from $6.05 billion to $5.95 billion, or 38.7% Net Debt to Gross Real Estate Investments

•	Net Debt to Normalized EBITDA decreased from 5.8x to 5.7x

•	Company narrows 2018 AFFO per diluted share guidance range from $0.70 - $0.72 to $0.71 - $0.72 (see reconciliation to earnings per share at the end of this release)

Third Quarter 2018 Financial Results

Revenue
Revenue for the quarter ended September 30, 2018 increased $7.4 million to $313.9 million as compared to revenue of $306.5 million for the same quarter in 2017, primarily due to net acquisitions since July 1, 2017.

Net (Loss) Income and Net (Loss) Attributable to Common Stockholders per Diluted Share
Net loss for the quarter ended September 30, 2018 increased $86.4 million to $(73.9) million as compared to net income of $12.5 million for the same quarter in 2017, and net loss per diluted share increased $0.08 to $(0.09) for the quarter ended September 30, 2018, as compared to a net loss per diluted share of $(0.01) for the same quarter in 2017. The differences were primarily due to the settlement with twelve opt out plaintiffs along with higher impairments and a smaller gain on the extinguishment of debt offset by higher revenue, lower depreciation and amortization, and a net gain on the disposition of real estate in 2018 versus a net loss in the same quarter of 2017.

Normalized EBITDA
Normalized EBITDA for the quarter ended September 30, 2018 increased $3.1 million to $261.1 million as compared to Normalized EBITDA of $258.0 million for the same quarter in 2017, primarily due to higher revenue partially offset by higher property operating and G&A expenses and a lower contribution from equity in income and unconsolidated entities.

Funds From Operations Attributable to Common Stockholders and Limited Partners (“FFO”) and FFO per Diluted Share
FFO for the quarter ended September 30, 2018 decreased $135.6 million to $38.1 million, as compared to $173.7 million for the same quarter in 2017, and FFO per diluted share decreased $0.13 to $0.04 for the quarter ended September 30, 2018, as compared to FFO per diluted share of $0.17 for the same quarter in 2017.

Adjusted FFO Attributable to Common Stockholders and Limited Partners (“AFFO”) and AFFO per Diluted Share
AFFO for the quarter ended September 30, 2018 increased $3.7 million to $178.5 million, as compared to $174.8 million for the same quarter in 2017, and AFFO per diluted share remained at $0.18 for the quarter ended September 30, 2018, as compared to the same quarter in 2017.

Management Commentary
Glenn J. Rufrano, Chief Executive Officer, stated, “The Company has made progress on civil litigation and we continue to maintain a very liquid and flexible balance sheet.  The successful bond offering in October allowed us to increase availability on our line of credit and the $900.0 million delayed-draw term loan is available to pay off the $750.0 million bond coming due in February 2019.  This leaves us with no major maturities until December 2020. We are closely monitoring our debt balances and continue to unencumber our assets as we are cognizant of the settlement payments we have been making.”

Common Stock Dividend Information
On November 5, 2018, the Company’s Board of Directors declared a quarterly dividend of $0.1375 per share for the third quarter of 2018, representing an annual distribution rate of $0.55 per share. The dividend will be paid on January 15, 2019 to common stockholders of record as of December 31, 2018.

Balance Sheet and Liquidity
On August 1, 2018, the Company repaid $597.5 million of principal outstanding related to the 2018 convertible notes, which was temporarily funded using borrowings under the revolving credit facility. During the quarter, the Company had net draws on its revolving line of credit of $598.0 million, resulting in a balance of $793.0 million and leaving $1.2 billion of capacity available as of September 30, 2018 on the Company’s $2.0 billion revolving line of credit. In addition, secured debt was reduced by $94.6 million. The Company also has full capacity on its $900.0 million delayed-draw term loan.
Subsequent to the quarter, the Company completed a $550.0 million bond issuance on October 16, 2018 and used the net proceeds to repay borrowings on the revolving line of credit.

Consolidated Financial Statistics
Financial Statistics as of the quarter ended September 30, 2018 are as follows: Net Debt to Normalized EBITDA of 5.7x, Fixed Charge Coverage Ratio of 3.0x, Unencumbered Asset Ratio of 74.8%, Net Debt to Gross Real Estate Investments of 38.7% and Weighted Average Debt Term of 4.2 years.

Real Estate Portfolio
As of September 30, 2018, the Company’s portfolio consisted of 4,021 properties with total portfolio occupancy of 99.1%, investment grade tenancy of 42.7% and a weighted-average remaining lease term of 8.9 years. During the quarter ended September 30, 2018, same-store rents (3,946 properties) increased 0.3% as compared to the same quarter in 2017. Excluding the effects of an early lease renewal, the increase in same store rents would have been 0.9%.

Property Acquisitions
During the third quarter of 2018, the Company acquired 23 properties for approximately $98.6 million at an average cash cap rate of 7.4%.

Property Dispositions
During the quarter ended September 30, 2018, the Company disposed of 35 properties for an aggregate sales price of $181.1 million. Of this amount, $174.4 million was used in the total weighted average cash cap rate calculation of 6.3%, including $49.1 million in net sales of Red Lobster restaurants. The gain on third quarter sales was approximately $46.1 million. In addition, the Company sold certain legacy CMBS investments during the quarter for an aggregate sales price of $9.9 million.

Subsequent Events

Property Acquisitions
From October 1, 2018 through October 29, 2018, the Company acquired five properties for $66.7 million. Acquisitions year-to-date through October 29, 2018, totaled $345.5 million.

Property Dispositions
From October 1, 2018 through October 29, 2018, the Company disposed of nine properties for an aggregate sales price of $41.0 million. Dispositions year-to-date through October 29, 2018, totaled $414.6 million, including $98.4 million in net sales of Red Lobster restaurants. In addition, from October 1, 2018 through October 29, 2018, the Company disposed of certain legacy investments in mortgage related securities for an aggregate sales price of $15.4 million and disposed of $25.2 million year-to-date through October 29, 2018.

Twelve Opt Out Plaintiff Settlements
The Company entered into a series of agreements dated September 30 through October 26, 2018, to settle twelve of the thirteen pending opt out actions. Eight of the settled opt out actions, representing approximately 11.0% of VEREIT’s outstanding shares of common stock and swaps referencing common stock outstanding at the end of the period covered by the litigations, were settled for an aggregate payment of $85.0 million and the remaining four settled opt out actions, representing approximately 7.0% of VEREIT’s outstanding shares of common stock and swaps referencing common stock, were settled for an aggregate payment of $42.5 million. Including the previously announced settlement with Vanguard, the Company has now settled claims brought by plaintiffs representing approximately 31.0% of VEREIT’s outstanding shares of common stock and swaps referencing common stock held at the end of the period covered by the various pending shareholder actions for a total of $217.5 million. The Company retains the right to pursue any and all claims against the other defendants in the litigations and/or third parties, including claims for contribution for amounts paid in the settlements.

Capital Market Activity
On October 16, 2018, the Company closed a senior note offering, consisting of $550.0 million aggregate principal amount of the Operating Partnership’s 4.625% Senior Notes due 2025. Proceeds from the offering were used to repay borrowings under the revolving credit facility.

Audio Webcast Details

The live audio webcast, beginning at 10:30 a.m. ET on Tuesday, November 6, 2018, is available by accessing this link:
http://ir.vereit.com/. Participants should log in 10-15 minutes early.

Following the call, a replay of the webcast will be available at the link above and archived for up to 12 months following the call.

About the Company
VEREIT is a full-service real estate operating company which owns and manages one of the largest portfolios of single-tenant commercial properties in the U.S. The Company has a total asset book value of $14.1 billion including approximately 4,000 properties and 93.9 million square feet. VEREIT’s business model provides equity capital to creditworthy corporations in return for long-term leases on their properties. VEREIT is a publicly traded Maryland corporation listed on the New York Stock Exchange. Additional information about VEREIT can be found on its website at www.VEREIT.com and through social media platforms such as Twitter and LinkedIn.

Media Contact
Parke Chapman
Rubenstein Associates
212.843.8489 | pchapman@rubenstein.com

Investor Contact
Bonni Rosen, SVP, Investor Relations
VEREIT
877.405.2653 | BRosen@VEREIT.com

Definitions
Descriptions of FFO and AFFO, EBITDA and Normalized EBITDA, Principal Outstanding and Adjusted Principal Outstanding, Net Debt, Interest Expense, Excluding Non-Cash Amortization, Fixed Charge Coverage Ratio, Net Debt to Normalized EBITDA Annualized Ratio, Net Debt Leverage Ratio, and Unencumbered Asset Ratio are provided below. Refer to pages 7 through 13 for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure and the calculations of these financial ratios.
We determined that adjusted funds from operations (“AFFO”), a non-GAAP measure, and our real estate portfolio and economic metrics should exclude the impact of properties owned by the Company for the month beginning with the date that (i) the related mortgage loan is in default, and (ii) management decides to transfer the properties to the lender in connection with settling the mortgage note obligation ("Excluded Properties") and ending with the disposition date, to better reflect our ongoing operations. Excluded Properties during the three months ended September 30, 2017 were two vacant office properties and one vacant industrial property, comprising an aggregate 991,000 square feet with aggregate Principal Outstanding of $83.9 million. At September 30, 2017, the Excluded Property was one vacant industrial property, comprising 307,725 square feet with Principal Outstanding of $16.2 million. During the three months ended September 30, 2018 and at September 30, 2018 there were no Excluded Properties. The Company did not update data presented for prior periods as the impact on prior period non-GAAP measures, including AFFO and Normalized EBITDA, and operating metrics was immaterial.
Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. ("Nareit"), an industry trade group, has promulgated a supplemental performance measure known as funds from operations (“FFO”), which we believe to be an appropriate supplemental performance measure to reflect the operating performance of a REIT. FFO is not equivalent to our net income or loss as determined under U.S. GAAP.
Nareit defines FFO as net income or loss computed in accordance with U.S. GAAP, excluding gains or losses from disposition of property, depreciation and amortization of real estate assets and impairment write-downs on depreciable real estate including the pro rata share of adjustments for unconsolidated partnerships and joint ventures. We calculated FFO in accordance with Nareit's definition described above.
In addition to FFO, we use adjusted funds from operations (“AFFO”) as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. AFFO, as defined by the Company, excludes from FFO non-routine items such as acquisition-related expenses, litigation and other non-routine costs, net of insurance recoveries, held for sale loss on discontinued operations, net revenue or expense earned or incurred that is related to the services agreement we entered into with Cole Capital on February 1, 2018, gains or losses on sale of investment securities or mortgage notes receivable and legal settlements and insurance recoveries not in the ordinary course of business. We also exclude certain non-cash items such as impairments of goodwill and intangible assets, straight-line rent, net of bad debt expense related to straight-line rent, net direct financing lease adjustments, gains or losses on derivatives, reserves for loan loss, gains or losses on the extinguishment or forgiveness of debt, non-current portion of the tax benefit or expense, equity-based compensation and amortization of intangible assets, deferred financing costs, premiums and discounts on debt and investments, above-market lease assets and below-market lease liabilities. We omit the impact of the Excluded Properties and related non-recourse mortgage notes from FFO to calculate AFFO. Management believes that excluding these costs from FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. AFFO allows for a comparison of the performance of our operations with other publicly-traded REITs, as AFFO, or an equivalent measure, is routinely reported by publicly-traded REITs, and we believe often used by analysts and investors for comparison purposes.
For all of these reasons, we believe FFO and AFFO, in addition to net income (loss), as defined by U.S. GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and AFFO the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, Nareit, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate AFFO and its use as a non-GAAP financial performance measure.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Normalized EBITDA
Normalized EBITDA, as disclosed, represents EBITDA, or earnings before interest, taxes, depreciation and amortization, modified to exclude non-routine items such as acquisition-related expenses, litigation and other non-routine costs, net of insurance recoveries, gains or losses on disposition of real estate, held for sale loss on discontinued operations, net revenue or expense earned or incurred that is related to the services agreement we entered into with Cole Capital on February 1, 2018, gains or losses on sale of investment securities or mortgage notes receivable and legal settlements and insurance recoveries not in the ordinary course of business. We also exclude certain non-cash items such as impairments of goodwill and real estate and intangible assets, straight-line rental revenue, gains or losses on derivatives, gains or losses on the extinguishment or forgiveness of debt, write-off of program development costs, and amortization of intangibles, above-market lease assets and below-market lease liabilities. Normalized EBITDA omits the Normalized EBITDA impact of Excluded Properties. Management believes that excluding these costs from EBITDA provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. Therefore, EBITDA and Normalized EBITDA should not be considered as an alternative to net income, as computed in accordance with GAAP, or as an indicator of the Company's financial performance. The Company uses Normalized EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company's strategies. Normalized EBITDA may not be comparable to similarly titled measures of other companies.
Principal Outstanding and Adjusted Principal Outstanding
Principal Outstanding and Adjusted Principal Outstanding are non-GAAP measures that represent the Company's outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, financing and issuance costs, and related accumulated amortization. Adjusted Principal Outstanding omits the outstanding principal balance of mortgage notes secured by Excluded Properties. We believe that the presentation of Principal Outstanding and Adjusted Principal Outstanding, which show our contractual debt obligations, provides useful information to investors to assess our overall liquidity, financial flexibility, capital structure and leverage. Principal Outstanding and Adjusted Principal Outstanding should not be considered as alternatives to the Company's consolidated debt balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Net Debt
Net Debt is a non-GAAP measure used to show the Company's Adjusted Principal Outstanding, less all cash and cash equivalents, including those related to discontinued operations. We believe that the presentation of Net Debt provides useful information to investors because our management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Interest Expense, Excluding Non-Cash Amortization
Interest Expense, excluding non-cash amortization is a non-GAAP measure that represents interest expense incurred on the outstanding principal balance of our debt. This measure excludes (i) the amortization of deferred financing costs, premiums and discounts, which is included in interest expense in accordance with GAAP, and (ii) the impact of Excluded Properties and related non-recourse mortgage notes. We believe that the presentation of Interest Expense, excluding non-cash amortization, which shows the interest expense on our contractual debt obligations, provides useful information to investors to assess our overall solvency and financial flexibility. Interest Expense, excluding non-cash amortization should not be considered as an alternative to the Company's interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.
Fixed Charge Coverage Ratio
Fixed Charge Coverage Ratio is the sum of (i) Interest Expense, excluding non-cash amortization, (ii) secured debt principal amortization on Adjusted Principal Outstanding and (iii) dividends attributable to preferred shares divided by Normalized EBITDA. Management believes that Fixed Charge Coverage Ratio is a useful supplemental measure of our ability to satisfy fixed financing obligations.
Net Debt to Normalized EBITDA Annualized Ratio
Net Debt to Normalized EBITDA Annualized equals Net Debt divided by the current quarter Normalized EBITDA multiplied by four. We believe that the presentation of Net Debt to Normalized EBITDA Annualized provides useful information to investors because our management reviews Net Debt to Normalized EBITDA Annualized as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.

Net Debt Leverage Ratio
Net Debt Leverage Ratio equals Net Debt divided by Gross Real Estate Investments. We believe that the presentation of Net Debt Leverage Ratio provides useful information to investors because our management reviews Net Debt Leverage Ratio as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Gross Real Estate Investments
Gross Real Estate Investments represent total gross real estate and related assets of Operating Properties, including net investments in unconsolidated entities and equity investments in the Cole REITs, investment in direct financing leases, investment securities backed by real estate and loans held for investment, net of gross intangible lease liabilities. We believe that the presentation of Gross Real Estate Investments, which shows our total investments in real estate and related assets, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Gross Real Estate Investments should not be considered as an alternative to the Company's real estate investments balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Unencumbered Asset Ratio
Unencumbered Asset Ratio equals unencumbered Gross Real Estate Investments divided by Gross Real Estate Investments. Management believes that Unencumbered Asset Ratio is a useful supplemental measure of our overall liquidity and leverage.
Forward-Looking Statements
Information set forth herein contains “forward-looking statements” (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), which reflect VEREIT’s expectations regarding future events and plans, VEREIT's future financial condition, results of operations and business including the liquidity and flexibility of its balance sheet, the repayment in February 2019 of $750.0 million of its 3.000% Senior Notes due 2019, the availability under its revolving credit facility and delayed-draw term loan facility, its debt balances and efforts to continue to unencumber its assets. The forward-looking statements involve a number of assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Generally, the words “expects,” “anticipates,” “assumes,”“targets,”“goals,”“projects,”“intends,”“plans,”“believes,” “seeks,” “estimates,” "may," "will," "should," "could," "continues," variations of such words and similar expressions identify forward- looking statements. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, most of which are difficult to predict and many of which are beyond VEREIT’s control. If a change occurs, VEREIT’s business, financial condition, liquidity and results of operations may vary materially from those expressed in or implied by the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: VEREIT’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts; the developments disclosed herein; VEREIT’s ability to meet its updated 2018 guidance; VEREIT’s ability to renew leases, lease vacant space or re-lease space as leases expire on favorable terms or at all; risks associated with tenant, geographic and industry concentrations with respect to VEREIT's properties; the impact of impairment charges in respect of certain of VEREIT's properties, goodwill and intangible assets and other assets; unexpected costs or unexpected liabilities that may arise from potential dispositions, including related to tenant-in-common and Delaware statutory trust real estate programs and VEREIT’s management with respect to such programs; competition in the acquisition and disposition of properties and in the leasing of its properties; the inability to acquire, dispose of, or lease properties on advantageous terms; risks associated with bankruptcies or insolvencies of tenants, from tenant defaults generally or from the unpredictability of the business plans and financial condition of VEREIT's tenants; risks associated with pending government investigations and litigations related to VEREIT's previously disclosed audit committee investigation, including the expense of such investigations and litigation and any potential payments upon resolution; risks associated with VEREIT’s substantial indebtedness, including that it may affect its ability to pay dividends and the terms and restrictions within the agreements governing its indebtedness may restrict its borrowing and operating flexibility; the ability to retain or hire key personnel; and continuation or deterioration of current market conditions. Additional factors that may affect future results are contained in VEREIT’s filings with the U.S. Securities and Exchange Commission (the SEC), which are available at the SEC’s website at www.sec.gov. VEREIT disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

VEREIT, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data) (Unaudited)

	September 30, 2018	December 31, 2017
ASSETS
Real estate investments, at cost:
Land	$2,847,393	$2,865,855
Buildings, fixtures and improvements	10,652,578	10,711,845
Intangible lease assets	2,019,718	2,037,675
Total real estate investments, at cost	15,519,689	15,615,375
Less: accumulated depreciation and amortization	3,323,990	2,908,028
Total real estate investments, net	12,195,699	12,707,347
Investment in unconsolidated entities	34,293	39,520
Cash and cash equivalents	25,264	34,176
Restricted cash	27,449	27,662
Rent and tenant receivables and other assets, net	412,053	389,060
Goodwill	1,337,773	1,337,773
Due from affiliates, net	—	6,041
Assets related to real estate assets held for sale and discontinued operations, net	24,349	163,999
Total assets	$14,056,880	$14,705,578

LIABILITIES AND EQUITY
Mortgage notes payable, net	$1,936,586	$2,082,692
Corporate bonds, net	2,825,541	2,821,494
Convertible debt, net	393,961	984,258
Credit facility	793,000	185,000
Below-market lease liabilities, net	179,192	198,551
Accounts payable and accrued expenses	269,150	136,474
Deferred rent, derivative and other liabilities	51,663	62,985
Distributions payable	183,913	175,301
Due to affiliates	—	66
Liabilities related to discontinued operations	—	15,881
Total liabilities	6,633,006	6,662,702
Commitments and contingencies
Preferred stock, $0.01 par value, 100,000,000 shares authorized and 42,834,138 issued and outstanding as of each of September 30, 2018 and December 31, 2017	428	428
Common stock, $0.01 par value, 1,500,000,000 shares authorized and 967,522,113 and 974,208,583 issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	9,674	9,742
Additional paid-in-capital	12,612,407	12,654,258
Accumulated other comprehensive loss	(1,031)	(3,569)
Accumulated deficit	(5,343,368)	(4,776,581)
Total stockholders’ equity	7,278,110	7,884,278
Non-controlling interests	145,764	158,598
Total equity	7,423,874	8,042,876
Total liabilities and equity	$14,056,880	$14,705,578

VEREIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data) (Unaudited)

	Three Months Ended September 30,
	2018	2017
Revenues:
Rental income	$289,033	$282,717
Operating expense reimbursements	24,833	23,826
Total revenues	313,866	306,543
Operating expenses:
Acquisition-related	810	909
Litigation and other non-routine costs, net of insurance recoveries	138,595	9,507
Property operating	31,893	30,645
General and administrative	15,186	13,221
Depreciation and amortization	157,181	172,383
Impairments	18,382	6,363
Total operating expenses	362,047	233,028
Operating (loss) income	(48,181)	73,515
Other (expense) income:
Interest expense	(69,310)	(71,708)
Gain on extinguishment and forgiveness of debt, net	90	9,756
Other (expense) income, net	(1,016)	1,131
Equity in income and gain on disposition of unconsolidated entities	252	374
Gain on derivative instruments, net	69	1,294
Gain on disposition of real estate and held for sale assets, net	45,295	(688)
Total other expenses, net	(24,620)	(59,841)
(Loss) income from continuing operations before income taxes	(72,801)	13,674
Provision for income taxes	(1,141)	(1,185)
(Loss) income from continuing operations	(73,942)	12,489
Income from discontinued operations, net of tax	—	4,005
Net (loss) income	(73,942)	16,494
Net loss (income) attributable to non-controlling interests	1,825	(400)
Net (loss) income attributable to the General Partner	$(72,117)	$16,094

Basic and diluted net loss per share from continuing operations attributable to common stockholders	$(0.09)	$(0.01)
Basic and diluted net income per share from discontinued operations attributable to common stockholders	—	0.00
Basic and diluted net loss per share attributable to common stockholders	$(0.09)	$(0.00)
Distributions declared per common share	$0.1375	$0.1375

VEREIT, INC.
CONSOLIDATED EBITDA AND NORMALIZED EBITDA
(In thousands) (Unaudited)

	Three Months Ended September 30,
	2018	2017
Net (loss) income	$(73,942)	$16,494
Adjustments:
Interest expense	69,310	71,708
Depreciation and amortization of real estate assets	157,181	176,523
Provision for income taxes	1,141	2,053
Proportionate share of adjustments for unconsolidated entities	286	845
EBITDA	$153,976	$267,623
(Gain) loss on disposition of real estate assets, net	(45,226)	688
Impairments	18,382	6,363
Acquisition-related expenses	810	909
Litigation and other non-routine costs, net of insurance recoveries	138,595	9,507
Loss on investments	3,336	—
Gain on derivative instruments, net	(69)	(1,294)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	1,058	1,210
Gain on extinguishment and forgiveness of debt, net	(90)	(9,756)
Net direct financing lease adjustments	483	491
Straight-line rent, net of bad debt expense related to straight-line rent	(8,720)	(9,955)
Program development costs write-off	—	110
Other adjustments, net	(1,442)	(61)
Proportionate share of adjustments for unconsolidated entities	(9)	(39)
Adjustment for Excluded Properties	—	1,323
Normalized EBITDA	$261,084	$267,119
Normalized EBITDA from continuing operations	$261,084	$257,996
Normalized EBITDA from discontinued operations	$—	$9,123

VEREIT, INC.
CONSOLIDATED FUNDS FROM OPERATIONS
(In thousands, except for share and per share data) (Unaudited)

	Three Months Ended September 30,
	2018	2017
Net (loss) income	$(73,942)	$16,494
Dividends on non-convertible preferred stock	(17,973)	(17,973)
(Gain) loss on disposition of real estate assets, net	(45,226)	688
Depreciation and amortization of real estate assets	156,527	171,576
Impairment of real estate	18,382	6,363
Proportionate share of adjustments for unconsolidated entities	287	565
FFO attributable to common stockholders and limited partners	$38,055	$177,713
FFO attributable to common stockholders and limited partners from continuing operations	38,055	173,708
FFO attributable to common stockholders and limited partners from discontinued operations	—	4,005

Weighted-average shares outstanding - basic	967,798,401	974,167,088
Limited Partner OP Units and effect of dilutive securities	24,125,616	24,258,683
Weighted-average shares outstanding - diluted	991,924,017	998,425,771

FFO attributable to common stockholders and limited partners per diluted share	$0.038	$0.178
FFO attributable to common stockholders and limited partners from continuing operations per diluted share	$0.038	$0.174
FFO attributable to common stockholders and limited partners from discontinued operations per diluted share	$—	$0.004

VEREIT, INC.
CONSOLIDATED ADJUSTED FUNDS FROM OPERATIONS
(In thousands, except for share and per share data) (Unaudited)

	Three Months Ended September 30,
	2018	2017
FFO attributable to common stockholders and limited partners	$38,055	$177,713

Acquisition-related expenses	810	909
Litigation and other non-routine costs, net of insurance recoveries	138,595	9,507
Loss on investments	3,336	—
Gain on derivative instruments, net	(69)	(1,294)
Amortization of premiums and discounts on debt and investments, net	(1,123)	(1,442)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	1,058	1,210
Net direct financing lease adjustments	483	491
Amortization and write-off of deferred financing costs	3,926	6,028
Amortization of management contracts	—	4,146
Deferred other tax expense	—	6,277
Gain on extinguishment and forgiveness of debt, net	(90)	(9,756)
Straight-line rent, net of bad debt expense related to straight-line rent	(8,720)	(9,955)
Equity-based compensation expense	3,003	3,664
Other adjustments, net	(726)	739
Proportionate share of adjustments for unconsolidated entities	(9)	(2)
Adjustment for Excluded Properties	—	2,625
AFFO attributable to common stockholders and limited partners	$178,529	$190,860
AFFO attributable to common stockholders and limited partners from continuing operations	178,529	174,774
AFFO attributable to common stockholders and limited partners from discontinued operations	—	16,086

Weighted-average shares outstanding - basic	967,798,401	974,167,088
Limited Partner OP Units and effect of dilutive securities	24,125,616	24,258,683
Weighted-average shares outstanding - diluted	991,924,017	998,425,771

AFFO attributable to common stockholders and limited partners per diluted share	$0.180	$0.191
AFFO attributable to common stockholder and limited partners from continuing operations per diluted share	$0.180	$0.175
AFFO attributable to common stockholders and limited partners from discontinued operations per diluted share	$—	$0.016

VEREIT, INC.
FINANCIAL AND OPERATIONS STATISTICS AND RATIOS
(Dollars in thousands) (Unaudited)

Three Months Ended
September 30, 2018
Interest expense - as reported	$(69,310)
Less Adjustments:
Amortization of deferred financing costs and other non-cash charges	(4,003)
Amortization of net premiums	1,138
Interest Expense, Excluding Non-Cash Amortization	$(66,445)

	Three Months Ended
	September 30, 2018
Interest Expense, Excluding Non-Cash Amortization	$66,445
Secured debt principal amortization	3,007
Dividends attributable to preferred shares	17,973
Total fixed charges	87,425
Normalized EBITDA	261,084
Fixed Charge Coverage Ratio	2.99	x

	September 30, 2018	June 30, 2018
Mortgage notes payable, net	$1,936,586	$2,031,171
Corporate bonds, net	2,825,541	2,824,176
Convertible debt, net	393,961	989,901
Credit facility	793,000	195,000
Total debt - as reported	5,949,088	6,040,248
Adjustments:
Deferred financing costs, net	39,085	41,672
Net premiums	(13,066)	(14,327)
Principal Outstanding	5,975,107	6,067,593
Principal Outstanding - Excluded Properties	—	—
Adjusted Principal Outstanding	$5,975,107	$6,067,593

Adjusted Principal Outstanding	$5,975,107	$6,067,593
Less: cash and cash equivalents	25,264	18,434
Net Debt	$5,949,843	$6,049,159

September 30, 2018
Total real estate investments, at cost - as reported	$15,519,689
Adjustments:
Investment in unconsolidated entities	34,293
Investment in Cole REITs	7,844
Gross assets held for sale	30,014
Investment in direct financing leases, net	14,082
Investment securities, at fair value	26,282
Mortgage notes receivable	18,757
Gross below market leases	(265,036)
Gross Real Estate Investments	$15,385,925

	September 30, 2018
Net Debt	$5,949,843
Normalized EBITDA annualized	1,044,336
Net Debt to Normalized EBITDA Annualized Ratio	5.70	x

Net Debt	$5,949,843
Gross Real Estate Investments	15,385,925
Net Debt Leverage Ratio	38.7%

Unencumbered Gross Real Estate Investments	$11,507,837
Gross Real Estate Investments	15,385,925
Unencumbered asset ratio	74.8%

VEREIT, INC.
CONSOLIDATED ADJUSTED FUNDS FROM OPERATIONS PER DILUTED SHARE - 2018 GUIDANCE
(Unaudited)

The Company expects its 2018 AFFO per diluted share to be in a range between $0.71 and $0.72. This guidance assumes acquisitions and dispositions each totaling $300 million to $500 million at an average cash cap rate of 6.5% to 7.5%. Acquisitions will be funded through a combination of internal equity, debt capacity within our Net Debt to Normalized EBITDA target, and proceeds from the sale of Cole Capital. Guidance also assumes real estate operations with average occupancy above 98.0% and same-store rental growth in a range of 0.3% to 1.0%. The Company also expects to target balance sheet Net Debt to Normalized EBITDA at approximately 6.0x. The estimated net loss per diluted share is not a projection and is provided solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

	Low	High
Diluted net loss per share attributable to common stockholders and limited partners (1) (2)	$(0.17)	$(0.16)
Gain on disposition of real estate assets, net (2)	(0.07)	(0.07)
Depreciation and amortization of real estate assets (2)	0.64	0.64
Impairment of real estate (2)	0.04	0.04
FFO attributable to common stockholders and limited partners per diluted share	0.44	0.45
Adjustments (3)	0.27	0.27
AFFO attributable to common stockholders and limited partners per diluted share	$0.71	$0.72
_____________________________________
(1) Includes impact of dividends to be paid to preferred shareholders and excludes the effect of non-controlling interests and gains or losses on the extinguishment of debt. Includes the impacts of discontinued operations, impairments and gains or losses on the sale of real estate assets and interests in unconsolidated joint ventures for the nine months ended September 30, 2018.
(2) Includes actual amounts for the nine months ended September 30, 2018.
(3) Includes (i) non-routine items such as acquisition-related expenses, litigation and other non-routine costs, net of insurance recoveries, gains or losses on sale of investment securities or mortgage note receivables, legal settlements and insurance recoveries not in the ordinary course of business, (ii) certain non-cash items such as impairments of goodwill, straight-line rent, net of bad debt expense related to straight-line rent, net direct financing lease adjustments, gains or losses on derivatives, gains or losses on the extinguishment or forgiveness of debt, reserves for loan loss, equity-based compensation and amortization of intangible assets, deferred financing costs, premiums and discounts on debt and investments, above-market lease assets and below-market lease liabilities and (iii) the AFFO impact of Excluded Properties and related non-recourse mortgage notes.